EXHIBIT 10.37

AMBROS THERAPEUTICS, INC.

RESTRICTED STOCK AWARD GRANT NOTICE
(2024 EQUITY INCENTIVE PLAN)

Ambros Therapeutics, Inc. (the “Company”), pursuant to its 2024 Equity Incentive Plan (the “Plan”), hereby awards to Participant the right to purchase the number of shares of Common Stock (the “Shares”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this Restricted Stock Award Grant Notice (the “Grant Notice”) and the attached Restricted Stock Award Terms and Conditions (together with the Grant Notice, the “Award Agreement”), and the Plan, all of which are attached to this Grant Notice and incorporated into this Grant Notice in their entirety.  Capitalized terms not explicitly defined in the Award Agreement but defined in the Plan will have the meanings provided in the Plan.  If the Company uses an electronic capitalization table system (such as Carta, Pulley or Shareworks) and the fields below are blank or the information is otherwise provided in a different format electronically, the blank fields and other information (such as exercise schedule and type of grant) shall be deemed to come from the electronic capitalization system and is considered part of this Grant Notice.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Award:
Purchase Price per Share:
Total Purchase Price:
Consideration:	Cash, check or wire transfer

Vesting Schedule:	[Sample of standard vesting. 12/48ths of the total shares will vest on the one-year anniversary of the Vesting Commencement Date, and 1/48th of the total shares will vest each month thereafter on the same day of the month as the Vesting Commencement Date (or if there is no corresponding day, on the last day of the month), subject to Participant’s Continuous Service as of each such date].

Additional Terms/Acknowledgements: Participant acknowledges receipt of a copy of the Plan and represents that Participant is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions of the Plan and this Award Agreement (including all attachments and exhibits) and has had an opportunity to obtain the advice of counsel prior to executing and accepting the Award.  By accepting this Award, Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan or this Award.

Participant further consents to receive any documents related to the Plan by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

Participant further acknowledges that as of the Date of Grant, this Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject, with the exception of (i) options, restricted stock awards or other compensatory stock awards previously granted and delivered to Participant, and (ii) any written employment or severance arrangement that would provide for vesting acceleration of this Award upon the terms and conditions set forth therein.

Participant further acknowledges that this Award Agreement and the attachments hereto have been prepared on behalf of the Company by Cooley LLP, counsel to the Company and that Cooley LLP does not represent, and is not acting on behalf of, Participant in any capacity. Participant has been provided with an opportunity to consult with Participant’s own counsel with respect to this Award Agreement and the attachments hereto.

This Award may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Ambros Therapeutics, Inc.	Participant:

By:
Signature	Signature

Name:	Name:

Title:	Date:

Date:

Attachments:

Attachment I:	Restricted Stock Award Terms and Conditions
Exhibit A:	Assignment Separate from Certificate
Exhibit B:	Joint Escrow Instructions

Attachment II:	2024 Equity Incentive Plan
Attachment III:	Section 83(b) Election

EXHIBIT 10.36

ATTACHMENT I

RESTRICTED STOCK AWARD TERMS AND CONDITIONS

AMBROS THERAPEUTICS, INC.

(2024 EQUITY INCENTIVE PLAN)

RESTRICTED STOCK AWARD TERMS AND CONDITIONS

Ambros Therapeutics, Inc. (the “Company”) has awarded you the right to purchase the number of Shares indicated in the Grant Notice (the “Award”) pursuant to its 2024 Equity Incentive Plan (the “Plan”).  The Grant Notice and these Restricted Stock Award Terms and Conditions are collectively referred to as the “Award Agreement”.  Capitalized terms not explicitly defined in this Agreement but defined in the Plan will have the same meanings given to them in the Plan.

The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1.          Agreement to Purchase; Closing. You agree to purchase from the Company, and the Company agrees to sell to you, the aggregate number of shares of Common Stock specified in your Grant Notice at the specified Purchase Price per Share. You may not purchase less than the aggregate number of shares specified in the Grant Notice.  You may purchase the shares by delivering the Total Purchase Price referenced in your Grant Notice to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, within 30 days following the Date of Grant specified in the Grant Notice (or at such other time and place as you and the Company may mutually agree upon in writing) along with the documents referenced in Section 2 below and such additional documents as the Company may then require.

2.          Escrow of Shares. As security for your faithful performance of the terms of this Award Agreement and to ensure the availability for delivery of the Unvested Shares upon exercise of the Repurchase Right, you agree that the Shares will be held in escrow pursuant to the terms of the Joint Escrow Instructions attached to this Agreement as Exhibit B. You agree to execute and deliver to the individual designated as the escrow agent in the Joint Escrow Instructions or person’s designee (the “Escrow Agent”), (i) the Joint Escrow Instructions and (ii) two Assignment Separate From Certificate forms duly endorsed (with date and number of shares blank) substantially in the form attached to this Agreement as Exhibit A and deliver the same, along with the certificate or certificates evidencing the Unvested Shares, which will be held and used by the Escrow Agent pursuant to the terms of the Joint Escrow Instructions.

3.           Vesting. Subject to the limitations contained herein, the Shares will vest pursuant to the Vesting Schedule in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. “Vested Shares” will mean Shares that have vested in accordance with the Vesting Schedule, and “Unvested Shares” will mean Shares that have not vested in accordance with the Vesting Schedule.

4.         Capitalization Adjustments. The number of Shares subject to your Award may be adjusted from time to time for Capitalization Adjustments. In the event of any such Capitalization Adjustments, new, substituted or additional securities or other property to which you are entitled by reason of your ownership of the Unvested Shares will be immediately subject to the same vesting requirements and vesting schedule that is applicable to the Shares with respect to which such additional Shares relate, as well as all transfer restrictions contained in this Award Agreement, including the Repurchase Right, the Right of First Refusal and the Lock-Up Period (each as defined below).  No fractional shares or rights for fractional shares will be created pursuant to this Section. Any fraction of a share will be rounded down to the nearest whole share.

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5.           Securities Law Compliance. The Shares are not registered under the Securities Act. At this time, the Company has determined that the issuance of the Shares under this Award is exempt from the registration requirements of the Securities Act.  If the Company determines at any time that an exemption from the registration requirements of the Securities Act was not available or that the issuance of the Shares otherwise would not comply with any other applicable laws and regulations, then the Company will not be obligated to issue the Shares or may rescind the award to you.

6.           Transfer Restrictions. In addition to any other limitation on transfer created by the Company’s bylaws and applicable securities laws, you may not Transfer all or any part of the Unvested Shares or any interest in the Unvested Shares while such shares are subject to the Repurchase Right (as defined below) or continue to be held by the Escrow Agent (as defined below) or by the Company’s transfer agent in restricted book entry form. In the case of Vested Shares, you may not Transfer the Vested Shares or any interest in the Vested Shares except in compliance with this Award Agreement, including without limitation the Right of First Refusal (as defined below), the Company’s bylaws and applicable securities laws. As used in this Award Agreement, the term “Transfer” means any sale, encumbrance, pledge, gift or other form of disposition or transfer of shares of Common Stock or any legal or equitable interest therein; provided, however, that the term Transfer does not include a transfer of such shares or interests by will or intestacy to your Immediate Family.  In such case, the transferee or other recipient will receive and hold the Shares so transferred subject to the provisions of this Award Agreement, and there will be no further transfer of such shares except in accordance with the terms of this Award Agreement.  The term “Immediate Family” will mean your spouse, the lineal descendant or antecedent, father, mother, brother or sister, child, adopted child, grandchild or adopted grandchild of you or your spouse, or the spouse of any child, adopted child, grandchild or adopted grandchild of you or your spouse.

7.            Unvested Share Repurchase Right.

(a)       Repurchase Right. In the event your Continuous Service terminates, the Company will have an irrevocable option (the “Repurchase Right”) for a period of ninety (90) days after the termination of your Continuous Service, or such longer period as may be agreed to by you and the Company, to repurchase from you or your personal representative, as the case may be, any and all Unvested Shares as of such termination date.

(b)       Shares Repurchasable at the Lower of your Original Purchase Price or Fair Market Value. The Company may repurchase all or any of the Unvested Shares at a price equal to the lower of your Purchase Price for such shares as indicated on your Grant Notice or the Fair Market Value of the Unvested Shares on the date of repurchase.

(c)      Exercise of Repurchase Right. Unless the Company notifies you within 90 days from the date of termination of your Continuous Service that it does not intend to exercise the Repurchase Right with respect to some or all of the Unvested Shares, the Repurchase Right shall be deemed automatically exercised by the Company as of the 90th day following such termination, provided that the Company may notify you that it is exercising the Repurchase Right as of a date prior to such 90th day. Unless you are otherwise notified by the Company pursuant to the preceding sentence that the Company does not intend to exercise the Repurchase Right as to some or all of the Unvested Shares to which it applies at the time of termination, execution of this Agreement by you constitutes written notice to you of the Company’s intention to exercise the Repurchase Right with respect to all Unvested Shares to which the Repurchase Right applies. The Company, at its election, may satisfy its payment obligation to you with respect to exercise of the Repurchase Right by either (A) delivering a check to you in the amount of the purchase price for the Unvested Shares being repurchased, or (B) in the event you are indebted to the Company, canceling an amount of such indebtedness equal to the purchase price for the Unvested Shares being repurchased, or (C) by a combination of (A) and (B) so that the combined payment and cancellation of indebtedness equals such purchase price. In the event of any deemed automatic exercise of the Repurchase Right pursuant to this Section in which you are indebted to the Company, such indebtedness equal to the purchase price of the Unvested Shares being repurchased shall be deemed automatically canceled as of the 90th day following termination of your Continuous Service unless the Company otherwise satisfies its payment obligations. As a result of any repurchase of Unvested Shares pursuant to this Section, the Unvested Shares being repurchased will be immediately retired and resume the status of authorized and unissued shares of the capital stock of the Company, without further action by you.  Notwithstanding anything to the contrary in this Section or in this Award Agreement, the Company may elect to waive, in its sole discretion, its Repurchase Right in whole or in part by providing written notice to you (with a copy to the Escrow Agent), at any time prior to the expiration of the Repurchase Right, and the Escrow Agent may then release to you the number of Shares not being repurchased by the Company.

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(d)         Corporate Transactions. To the extent the Repurchase Right remains in effect following a Corporate Transaction or Change in Control, unless otherwise provided by the Board pursuant to the terms of the Plan, it will apply to the new capital stock, cash or other property received in exchange for the Unvested Shares in consummation of the Corporate Transaction or Change in Control, as applicable, but only to the extent the Unvested Shares were at the time covered by such right.

(e)         Termination of Repurchase Right. The Company’s Repurchase Right will terminate upon the earlier of (i) the Company’s reacquisition in full of the Unvested Shares (or waiver of the Repurchase Right) and (ii) the expiration of the Repurchase Right.

8.           Right of First Refusal. Shares that are received under your Award are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right; provided, however, that if there is no right of first refusal described in the Company’s bylaws at such time, the right of first refusal described below (the “Right of First Refusal”) will apply.  The Right of First Refusal will expire on the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system (the “Listing Date”).

(a)         Prior to the Listing Date, you may not validly Transfer any Shares received under the Award, or any interest in such shares, unless such Transfer is made in compliance with the following provisions:

 (i)         Before there can be a valid Transfer of any Shares or any interest therein, the record holder of the Shares to be transferred (the “Offered Shares”) will give written notice (by registered or certified mail) to the Company (the “ROFR Notice”).  Such notice will specify the identity of the proposed transferee, the cash price offered for the Offered Shares by the proposed transferee (or, if the proposed Transfer is one in which the holder will not receive cash, such as an involuntary transfer, gift, donation or pledge, the holder will state that no purchase price is being proposed), and the other terms and conditions of the proposed Transfer.  The date such notice is mailed will be hereinafter referred to as the “Notice Date” and the record holder of the Offered Shares will be hereinafter referred to as the “Offeror.”

(ii)          For a period of 30 calendar days after the Notice Date, the Company will have the option to exercise its Right of First Refusal and purchase all or any portion of the Offered Shares at the purchase price and on the terms set forth in this Section.  In the event that the proposed Transfer is one involving no payment of a purchase price, the purchase price will be deemed to be the Fair Market Value of the Offered Shares as determined in good faith by the Board in its discretion.  The Company may exercise its Right of First Refusal by mailing (by registered or certified mail) written notice of exercise of its Right of First Refusal to the Offeror prior to the end of said 30 days.

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(iii)         The price at which the Company may purchase the Offered Shares pursuant to the exercise of its Right of First Refusal will be the cash price offered for the Offered Shares by the proposed transferee (as set forth in the ROFR Notice), or the Fair Market Value as determined by the Board in the event no purchase price is involved.  To the extent consideration other than cash is offered by the proposed transferee, the Company will not be required to pay any additional amounts to the Offeror other than the cash price offered (or the Fair Market Value, if applicable).  The Company’s notice of exercise of its Right of First Refusal will be accompanied by full payment for the Offered Shares and, upon such payment by the Company, the Company will acquire full right, title and interest to all of the Offered Shares.

(iv)         If, and only if, the Company elects not to exercise its Right of First Refusal as to the Offered Shares, the Transfer proposed in the ROFR Notice may take place; provided, however, that such Transfer must, in all respects, be exactly as proposed in said notice except that such Transfer may not take place either before the 10th calendar day after the expiration of the 30 day option exercise period or after the 90th calendar day after the expiration of the 30 day option exercise period, and if such Transfer has not taken place prior to said 90th day, such Transfer may not take place without once again complying with this Section.

(b)        None of the shares of Common Stock received under the Award will be transferred on the Company’s books nor will the Company recognize any such Transfer of any such shares or any interest therein unless and until all applicable provisions of this Section have been complied with in all respects.  The certificates of stock evidencing Shares received under the Award will bear an appropriate legend referring to the transfer restrictions imposed by this Section.

9.         Lock-Up Period. By accepting your Award, you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by you, for a period of 180 days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with applicable FINRA rules (the “Lock-Up Period”); provided, however, that nothing contained in this Section will prevent the exercise of a reacquisition or repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect to the foregoing covenant. You also agree that any transferee of any other shares of Common Stock (or other securities) of the Company held by you will be bound by this Section. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section and will have the right, power and authority to enforce the provisions of this Section as though they were a party to this Award Agreement.  You further agree that the obligations contained in this Section 9 shall also, if so determined by the Company’s Board of Directors, apply in (1) the Company’s initial listing of its Common Stock on a national securities exchange by means of a registration statement on Form S-1 under the Securities Act (or any successor registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission) filed by the Company with the Securities and Exchange Commission that registers shares of existing capital stock of the Company for resale (a “Direct Listing”) (and, for avoidance of doubt, the Lock-Up Period shall be deemed to include the period following the Direct Listing during which the restrictions under this Section 9 apply), and (2) the Company’s completion of a merger or consolidation with a special purpose acquisition company or its subsidiary in which the Common Stock (or similar securities) of the surviving or parent entity are publicly traded in a public offering pursuant to an effective registration statement under the Securities Act, provided, in each case, that all holders of at least 5% of the Company’s outstanding Common Stock (after giving effect to the conversion into Common Stock of any outstanding Preferred Stock of the Company) are subject to substantially similar obligations with respect to such Direct Listing, merger or consolidation, as applicable.

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10.          Rights as Stockholder.

(a)          General.  Subject to the provisions of this Award Agreement, you will exercise all rights and privileges of a stockholder of the Company with respect to the Shares, including for purposes of exercising any voting rights relating to any Unvested Shares.

(b)         Dividends.  You will be deemed to be the holder of the Unvested Shares for purposes of receiving any dividends that may be paid with respect to such Shares; provided, however, that any dividends or other distributions paid with respect to the Unvested Shares shall be subject to all of the terms and conditions applicable under this Award Agreement to the same extent as the Unvested Shares. For clarity, cash dividends made prior to the vesting of any Unvested Shares will be withheld and paid to you (without interest) only if, when and to the extent, such Shares become Vested Shares.

11.        Waiver of Information Rights. You hereby acknowledge and agree that, except for such information as required to be delivered to you by the Company pursuant to any other agreement by and between you and the Company, you shall have no right to receive any information from the Company by virtue of your purchase of the Shares, ownership of the Shares, or as a result of you being a holder of record of stock of the Company. Without limiting the foregoing, to the fullest extent permitted by law, you hereby waive your inspection rights under Section 220 of the Delaware General Corporation Law and all such similar information and/or inspection rights that may be provided under the law of any jurisdiction, or any federal, state or foreign regulation, that are, or may become, applicable to the Company, the Company’s capital stock or the Shares (the “Inspection Rights”). You hereby covenant and agree never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights.

12.         Restrictive Legends. All certificates representing the Common Stock issued under your Award will be endorsed with appropriate legends determined by the Company in substantially the following forms (in addition to any other legend that may be required by other agreements between you and the Company):

(a)         “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE RIGHT AND OTHER RESTRICTIONS AND CONDITIONS SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE COMPANY’S PRINCIPAL CORPORATE OFFICES. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH RIGHT IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.”

(b)          “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”
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(c)      “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS OF REFUSAL GRANTED TO THE COMPANY AND/OR ITS ASSIGNEE(S) AND ACCORDINGLY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF THE BYLAWS OF THE COMPANY AND/OR A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE COMPANY’S PRINCIPAL CORPORATE OFFICES.”

(d)       “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSFER RESTRICTION, AS PROVIDED IN THE BYLAWS OF THE COMPANY.”

(e)          Any legend required by appropriate blue sky officials.

13.       Investment Representations. In connection with your acquisition of the Common Stock under your Award, you represent to the Company the following:

(a)         You are aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. You are acquiring the Shares for investment for your own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b)        You understand that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of your investment intent as expressed in this Award Agreement.

(c)        You further acknowledge and understand that the Shares must be held indefinitely unless the Shares are subsequently registered under the Securities Act or an exemption from such registration is available. You further acknowledge and understand that the Company is under no obligation to register the Common Stock. You understand that the certificate evidencing the Common Stock will be imprinted with a legend that prohibits the transfer of the Common Stock unless the Common Stock is registered or such registration is not required in the opinion of counsel for the Company.

(d)         You are familiar with the provisions of Rule 701 and Rule 144 promulgated under the Securities Act (“Rule 144”), as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the securities exempt under Rule 701 may be sold by you 90 days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144 and by the agreement(s) relating to the Lock-Up Period.

(e)          In the event that the sale of the Shares does not qualify under Rule 701 at the time of issuance, then the Shares may be resold by you in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company; and (ii) the resale occurring following the required holding period under Rule 144 after you have purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

(f)          You further understand that at the time you wish to sell the Shares, there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public current information requirements of Rule 144 or 701, and that, in such event, you would be precluded from selling the Shares under Rule 144 or 701 even if the minimum holding period requirement had been satisfied.

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14.         Withholding Obligations.

(a)         At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award (the “Withholding Taxes”). The Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any amounts otherwise payable to you by the Company; (ii) causing you to tender a cash payment; or (iii) withholding Shares issued or otherwise issuable to you in connection with the Award with a Fair Market Value equal to the amount of such Withholding Taxes; provided, however, that the number of such Shares withheld may not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(b)        Unless the tax withholding obligations of the Company and any Affiliate are satisfied, the Company will have no obligation to issue a certificate for such Shares or release such Shares from any escrow provided for in this Award Agreement.

15.       Tax Consequences. You agree to review with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Award. You will rely solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) will be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Award. You understand that Section 83 of the Code taxes as ordinary income to you the fair market value of the Shares issued to you pursuant to the Award as of the date any restrictions on such shares lapse (that is, as of the date on which part or all of such shares vest). In this context, “restriction” includes the right of the Company to reacquire the Shares pursuant to the Repurchase Right set forth above. You understand that you may elect to be taxed at the time the Shares are issued to you pursuant to your Award, rather than when and as the Repurchase Right expires, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within 30 days after the date your acquire Shares pursuant to your Award. Even if the fair market value of the Common Stock at the time of grant of your Award equals the amount paid for the Shares (if anything), the 83(b) Election must be made to avoid income under Section 83(a) in the future. You understand that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for you. You acknowledge that the foregoing is only a summary of the effect of U.S. federal income taxation with respect to issuance of the Shares pursuant to your Award, and does not purport to be complete. You further acknowledge that the Company has directed you to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which you may reside, and the tax consequences of your death. You assume all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Shares. YOU ACKNOWLEDGE THAT IT IS YOUR OWN RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY 83(b) ELECTION. THE COMPANY AND ITS LEGAL COUNSEL CANNOT ASSUME RESPONSIBILITY FOR FAILURE TO FILE THE 83(b) ELECTION IN A TIMELY MANNER UNDER ANY CIRCUMSTANCES.

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16.         Severability.  If all or any part of this Award Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Award Agreement or the Plan not declared to be unlawful or invalid.  Any Section of this Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

17.      Governing Law.  The interpretation, performance and enforcement of this Award Agreement shall be governed by the law of the State of Delaware without regard to that state’s conflicts of laws rules.

18.        Notices. Any notice or request required or permitted hereunder will be given in writing to each of the other parties hereto and will be deemed effectively given on the earlier of (i) the date of personal delivery, including delivery by express courier, or delivery via electronic means, or (ii) the date that is five days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed to the Company at its primary executive offices, attention: Stock Plan Administrator, and addressed to you at your address as on file with the Company at the time notice is given.

19.         Imposition of Other Requirements. As a condition to the grant of your Award or to the Company’s issuance of any Shares under this Award, the Company may require you to execute further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award. In addition, by accepting this Award, you agree to execute, to the extent requested by the Company, at any time and from time to time, certain agreements entered into with holders of capital stock of the Company, including without limitation a right of first refusal and co-sale agreement, stockholders agreement and/or a voting agreement.

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EXHIBIT A TO
RESTRICTED STOCK AWARD TERMS AND CONDITIONS

ASSIGNMENT SEPARATE FROM CERTIFICATE

For Value Received and pursuant to that certain Restricted Stock Award Grant Notice dated ____________ (the “Award”), [Participant’s Name] hereby sells, assigns and transfers unto Ambros Therapeutics, Inc., a Delaware corporation (the “Company”) _______________ shares of the Common Stock of the Company, standing in the undersigned’s name on the books of the Company represented by Certificate No(s). _____ and does hereby irrevocably constitute and appoint the Company’s Secretary as attorney-in-fact to transfer the said Common Stock on the books of the Company with full power of substitution in the premises. This Assignment Separate From Certificate may be used only in accordance with and subject to the terms and conditions of the Award, in connection with the repurchase of shares of Common Stock of the Company issued to the undersigned pursuant to the Award, and only to the extent that such shares remain subject to the Company’s Repurchase Right under the Award.

Dated:

(Signature)

(Print Name)

Instructions: Please do not fill in any blanks other than the “Signature” line and the “Print Name” line.

EXHIBIT B TO
RESTRICTED STOCK AWARD TERMS AND CONDITIONS
JOINT ESCROW INSTRUCTIONS

Secretary
Ambros Therapeutics, Inc.
[***]

As Escrow Agent for both Ambros Therapeutics, Inc., a Delaware corporation (the “Company”), and the undersigned recipient (“Recipient”) of Common Stock of the Company (the “Common Stock”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the Restricted Stock Award Grant Notice (including all attachments and exhibits) dated ___________________ (the “Award”), to which a copy of these Joint Escrow Instructions is attached as Exhibit B to the Restricted Stock Award Terms and Conditions (the “Agreement”, in accordance with the following instructions:

1.           In the event Recipient ceases to render services to the Company or an affiliate of the Company during the vesting period set forth in the Grant Notice, the Company or its affiliate or assignee, as applicable, will give to Recipient and you a written notice specifying the number of shares of Common Stock that will be transferred to the Company. Recipient and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2.          At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares of Common Stock being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of Common Stock to be transferred, to the Company.

3.          Recipient irrevocably authorizes the Company to deposit with you any certificates evidencing shares of Common Stock to be held by you hereunder and any additions and substitutions to said shares of Common Stock as specified in the Grant Notice and the Agreement. Recipient does hereby irrevocably constitute and appoint you as Recipient’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

4.           This escrow will terminate and the shares of Common Stock held hereunder will be released in full upon the full vesting of the shares of Common Stock in accordance with the vesting schedule set forth in the Grant Notice or upon the earlier return of the shares of Common Stock to the Company pursuant to the Company’s Repurchase Right (as defined in the Agreement) or other forfeiture condition under the Company’s 2024 Equity Incentive Plan.

5.           If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Recipient, you will deliver all of same to Recipient and will be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Company that the property subject to this escrow is the subject of a pledge or other security agreement, you will deliver all such property to the pledgeholder or other person designated by the Company.

6.          Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.          You will be obligated only for the performance of such duties as are specifically set forth herein and may rely and will be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You will not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney‑in‑fact for Recipient while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys will be conclusive evidence of such good faith.

8.         You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you will not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9.           You will not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Grant Notice, the Agreement or any documents or papers deposited or called for hereunder.

10.        You will not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11.        Your responsibilities as Escrow Agent hereunder will terminate if you cease to be Secretary of the Company or if you resign by written notice to the Company. In the event of any such termination, the Secretary of the Company will automatically become the successor Escrow Agent unless the Company appoints another successor Escrow Agent and Recipient hereby confirms the appointment of such successor as Recipient’s attorney‑in‑fact and agent to the full extent of your appointment.

12.        If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto will join in furnishing such instruments.

13.        It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute has been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you will be under no duty whatsoever to institute or defend any such proceedings.

14.        Any notice or request required or permitted hereunder will be given in writing to each of the other parties hereto and will be deemed effectively given on the earlier of (i) the date of personal delivery, including delivery by express courier, or delivery via electronic means, or (ii) the date that is five days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by 10 days’ advance written notice to each of the other parties hereto:

Company:	Ambros Therapeutics, Inc.
[***]
Attn: General Counsel / Chief Financial Officer

Recipient:

Escrow Agent:	Ambros Therapeutics, Inc.
[***]
Attn: Corporate Secretary

15.        By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Grant Notice or the Agreement.

16.         You are entitled to employ such legal counsel, including without limitation Cooley LLP, and other experts as you may deem necessary to advise you in connection with your obligations hereunder.  You may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

17.        This instrument will be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. It is understood and agreed that references to “you” or “your” herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Grant Notice, the Agreement and these Joint Escrow Instructions in whole or in part.

18.       These Joint Escrow Instructions will be governed by and interpreted and determined in accordance with the laws of the State of Delaware without regard to that state’s conflicts of laws rules. The parties hereby expressly consent to the personal jurisdiction of the state and federal courts located in the county in which the Company has its principal offices for any lawsuit arising from or related to this Agreement.

[Remainder of page intentionally left blank]

Very truly yours,

Ambros Therapeutics, Inc.

By

Title

Recipient

(Signature)

(Print Name)

Escrow Agent:

(Signature)

(Print Name)

ATTACHMENT II

2024 EQUITY INCENTIVE PLAN

ATTACHMENT III

SECTION 83(B) ELECTION

[This Form is designed for Individual purchasers. Corporate or Trust purchasers should contact their Tax Professional to review before submitting.]

Instructions for Filing Section 83(b) Election

Attached is a form of election under Section 83(b) of the Internal Revenue Code and an accompanying IRS cover letter.  Please complete and sign the election and cover letter, then proceed as follows:

a)	Make three copies of the completed election form and one copy of the IRS cover letter.

b)
Send the signed election form and cover letter, the copy of the cover letter, and a self-addressed stamped return envelope to the Internal Revenue Service Center where you would otherwise file your tax return.[1]  Even if an address for an Internal Revenue Service Center is already included in the forms below, it is your obligation to verify such address.  This can be done by searching for the term “where to file” on www.irs.gov or by calling 1 (800) 829-1040.  If you are signing the election form by hand, be sure to send the original signed form to the IRS.

Sending the election via certified mail, requesting a return receipt, with the certified mail number written on the cover letter is also recommended.

c)	Deliver one copy of the completed election form to the Company.

d)
Applicable state law may require that you attach a copy of the completed election form to your state personal income tax return(s) when you file it for the year (assuming you file a state personal income tax return).[2]

Please consult your personal tax advisor(s) to determine whether or not a copy of this Section 83(b) election should be filed with your state personal income tax return(s).

e)	Retain one copy of the completed election form for your personal permanent records.

Note: An additional copy of the completed election form must be delivered to the transferee (recipient) of the property if the service provider and the transferee are not the same person.

Please note that the election must be filed with the IRS within 30 days of the date of purchase/grant of the shares.  Failure to file within that time will render the election void and you may recognize ordinary taxable income as your vesting restrictions lapse.  The Company and its counsel cannot assume responsibility for failure to file the election in a timely manner under any circumstances.

1 Note: Per Treasury Regulation § 1.83-2(c), the Section 83(b) election must be filed with the IRS office where the person otherwise files such person’s tax return.  As of September 2022 if you live in a foreign country or are a dual status alien (foreigners that will have lived both in their home country and the United States during the year in which they make the election) you should send the 83(b) election to Austin, TX 73301-0215.  You can verify this is still the correct address at: http://www.irs.gov/uac/Where-to-File-Addresses-for--Taxpayers-and--Tax-Professionals-Filing-Form-1040.
2 Note: Pursuant to Treasury Regulations finalized in July 2016 (Treas. Reg. § 1.83-2(c); T.D. 9779), taxpayers are no longer required to submit a copy of a Code Sec. 83(b) election with their federal personal income tax returns for the year in which the property subject to the election was transferred.  However, you are strongly encouraged to retain a copy of the completed election form and the IRS filed-stamped copy of your cover letter along with a copy of the federal personal income tax return for the year in which the property subject to the election was transferred for your personal permanent records in case you ever need to demonstrate proper and timely filing (a common requirement imposed by acquirers in M&A transactions).

SECTION 83(b) ELECTION

____________, 20_

Department of the Treasury
Internal Revenue Service
[City, State  Zip]3[Austin, TX 73301-0215
USA]4

Re:	Election Under Section 83(b)

To Whom It May Concern:

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares.  The following information is supplied in accordance with Treasury Regulation § 1.83-2:

1.	The name, [social security number] [taxpayer identification number], address of the undersigned, and the taxable year for which this election is being made are:

Name:
[Social Security Number][Tax Identification Number]:	[5]
Address:

Taxable year: Calendar year	.[6]

2.	The property that is the subject of this election: [#] shares of common stock of Ambros Therapeutics, Inc., a Delaware corporation (the “Company”).

3.	The property was transferred on: [•].

4.
The property is subject to the following restrictions: Some or all of the shares are subject to forfeiture or repurchase at less than their fair market value if the undersigned does not continue to provide services for the Company for a designated period of time.  The risk of forfeiture or repurchase lapses over a specified vesting period.

3 Note: Per Treasury Regulation § 1.83-2(c), the Section 83(b) election must be filed with the IRS office where the person otherwise files such person’s tax return.  Assuming these are individual taxpayers who would file a Form 1040, see http://www.irs.gov/uac/Where-to-File-Addresses-for--Taxpayers-and--Tax-Professionals-Filing-Form-1040. Use the address in the row which includes the state in which the service provider lives and in the column entitled “And you ARE NOT enclosing a payment”.
4 Note: Per Treasury Regulation § 1.83-2(c), the Section 83(b) election must be filed with the IRS office where the person otherwise files such person’s tax return.  As of September 2022, if you live in a foreign country or are a dual status alien (foreigners that will have lived both in their home country and the United States during the year in which they make the election) you should send the 83(b) election to Austin, TX 73301-0215.  You can verify this is still the correct address at: http://www.irs.gov/uac/Where-to-File-Addresses-for--Taxpayers-and--Tax-Professionals-Filing-Form-1040.
5 Note: If you are not a US taxpayer and do not have a taxpayer ID number (TIN), put “None –non-US taxpayer” and include in the cover letter to the IRS a statement explaining that the Section 83(b) election is being filed because the individual may become a US taxpayer before the stock vests.  If the individual is applying for a TIN, instead include “applied for” and enclose a copy of the W-7 application. Note that there may be important factors to consider before applying for a TIN, including immigration status, etc.
6 Note: If an entity is the service provider, instead use “Fiscal year ending ___.”

5.
The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Treasury Regulation § 1.83-3(h)): $[•] per share x [#] shares = $[•].

6.	For the property transferred, the undersigned paid: $[•] per share x [#] shares = $[•].

7.	The amount to include in gross income is: $[•].[7]

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files taxpayer’s annual income tax return not later than 30 days after the date of transfer of the property.  A copy of the election also will be furnished to the person for whom the services were performed and the transferee of the property.  Additionally, the undersigned will include a copy of the election with such person’s income tax return for the taxable year in which the property is transferred.  The undersigned is the person performing the services in connection with which the property was transferred.

Very truly yours,

[Name]

7 Note: This should equal the amount in Item 5 minus the amount in Item 6, and in many cases will be $0.00.

RETURN SERVICE REQUESTED

Department of the Treasury
Internal Revenue Service
[City, State, ZIP][Austin, TX 73301-0215
USA]

Re:	Election Under Section 83(b) of the Internal Revenue Code

To Whom It May Concern:

Enclosed please find an executed form of election under Section 83(b) of the Internal Revenue Code of 1986, as amended, filed with respect to an interest in Ambros Therapeutics, Inc.

[Please note, the undersigned does not currently have a Tax Identification Number because the undersigned is not a U.S. taxpayer, but may become a U.S. resident before the stock vests.]

Also enclosed is a copy of this letter and a stamped, self-addressed envelope.  Please acknowledge receipt of these materials by marking the copy when received and returning it to the undersigned.

Thank you very much for your assistance.

Very truly yours,

[Name]

Enclosures